Exhibit 99.1

Planet Green Advances AI-Powered Early Mental Health Intervention for Youth in Post-Pandemic Canada

NEW YORK, June 9, 2025 /PRNewswire/ -- Planet Green Holdings Corp. (“Planet Green”, the “Company”) (NYSE American: PLAG) announced that its subsidiary Fast Approach Inc., (“Fast Approach”), a leader in applied AI technology, today announced a new initiative in mental healthcare: the development of AI-driven conversational agents designed to support early-stage intervention for anxiety and depression, particularly among adolescents. The project is being developed in close collaboration with licensed mental health professionals to ensure clinical responsibility and ethical integrity.

This AI + healthcare initiative comes at a critical time. In the wake of the COVID-19 pandemic, Canada is facing an unprecedented youth mental health crisis. Recent studies show that nearly 1 in 3 Canadian teenagers are experiencing symptoms of anxiety or depression, with some exhibiting signs of emotional dysregulation and aggression. Long wait times and limited access to qualified professionals have left many without adequate support.

Fast Approach aims to address this gap by building AI systems that can engage in safe, supportive, and empathetic conversations with users—especially those who may be in the early stages of mental distress but are not yet receiving formal therapy.

Key Features of the Project Include:

●	Empathetic AI Dialogue Systems: Large language models trained to understand and reflect emotional states, respond supportively, and foster trust in conversation.

●	Clinically Informed Interventions: All models are co-designed and validated with input from licensed therapists, guided by evidence-based approaches such as CBT (Cognitive Behavioral Therapy).

●	Youth-Focused Support: Special attention to language, tone, and concerns relevant to teenagers and young adults navigating mental health challenges in a post-pandemic world.

●	Ethical Safeguards: Built-in escalation protocols, privacy protections, and human-in-the-loop supervision to prevent misuse or harm.

“This is not a replacement for human therapists—it’s a bridge,” said Dr. Yiming, Clinical Advisor to the project. “A bridge for the thousands of young people who are struggling but may not yet have access to care. The AI listens, supports, and gently encourages help-seeking behavior.”

Fast Approach is currently engaging with Canadian healthcare partners, school boards, and nonprofit organizations to pilot the solution in select provinces later this year.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information please contact:

Ms. Lili Hu

Chief Financial Officer

Phone: 718 799 0380

Email: hulili@planetgreenholdings.com